Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740 BCooper@westell.com

Westell Technologies Fiscal 2011 Fourth Quarter

and Full Year Highlights

•	Fiscal fourth quarter revenue of $49.6 million, up 31% compared to $37.8 million in the prior-year quarter.

•	Fiscal full year revenue of $190.2 million, up 5% compared to $181.5 million in the prior year.

•	Recorded a tax benefit of $53.2 million from the release of valuation allowance against deferred tax assets, based on an outlook for sustained profitability.

•	Fiscal fourth quarter and full year net income of $55.6 million and $67.9 million, compared to $2.7 million and $10.3 million, respectively, in the prior-year periods.

•	Fiscal fourth quarter and full year earnings of $0.79 per share and $0.98 per share, compared to $0.04 per share and $0.15 per share, respectively, in the prior-year periods.

•	Non-GAAP net income for the fiscal fourth quarter of $3.4 million, or $0.05 per share, compared to $2.7 million or $0.04 per share in the prior-year quarter.

•	Cash and short-term investments increased by $0.5 million during the quarter and $25.6 million during the fiscal year, to $86.9 million as of March 31, 2011.

•	On April 15, 2011, completed the $33.5 million sale of the CNS Division to NETGEAR that was announced on March 18, 2011.

Westell Technologies Reports Revenue Increase of 31%, GAAP EPS of $0.79

and Non-GAAP EPS of $0.05 in Fiscal 2011 Fourth Quarter

AURORA, IL, May 18, 2011 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband networking products, outside plant telecommunications equipment and conferencing services, today announced results for its fiscal fourth quarter and year ended March 31, 2011. Consolidated revenue for the quarter was $49.6 million, up 31% from $37.8 million in the fiscal fourth quarter of the prior year. Net income during the quarter was $55.6 million, or $0.79 per diluted share, compared to net income of $2.7 million, or $0.04 per diluted share, in the same quarter of the prior year.

Consolidated revenue for the 2011 fiscal year was $190.2 million, up 5% from $181.5 million in the prior year. Net income for the 2011 fiscal year was $67.9 million, or $0.98 per diluted share, compared to net income of $10.3 million, or $0.15 per diluted share, in the prior year.

Net income in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for the fourth quarter and fiscal year ended March 31, 2011 includes a $53.2 million tax benefit resulting from the release of valuation allowance against deferred tax assets. Excluding the tax benefit and other one-time items, non-GAAP net income for the fourth quarter of 2011 was $3.4 million, or $0.05 per diluted share, compared to $2.7 million or $0.04 per diluted share in the same quarter of the prior year. On the same basis, non-GAAP net income for the full 2011 fiscal year was $16.1 million, or $0.23 per diluted share, compared to $10.9 million or $0.16 per diluted share in the prior year. Non-GAAP net income is reconciled to GAAP net income in the attached financial tables.

Total cash and short-term investments were $86.9 million at March 31, 2011, up $0.5 million during the quarter and up $25.6 million during the fiscal year. Reported cash balances do not reflect the proceeds from the CNS transaction which were received after the close of the fiscal year.

“This has been an outstanding year for Westell,” said Chairman and CEO Rick Gilbert. “We completed our eighth consecutive profitable quarter, generated significant cash, negotiated an attractive sale of most of our CNS operations, and made substantial progress on our investments in Ethernet products and HomecloudTM. We are eager to continue building on this solid platform.”

Fiscal Fourth Quarter Segment and Consolidated Results

The Customer Networking Solutions (CNS) segment reported revenue of $23.3 million in the fourth quarter of fiscal 2011, up 65% compared to $14.1 million in the same quarter of the prior year, reflecting market share gains and final sales of the low-margin UltraLine Series3 gateway product. CNS gross profit increased 25%, to $3.5 million, on a lower gross margin. Operating expenses dropped by $0.3 million, compared to the same quarter of the prior year, in spite of one-time expenses of $0.5 million that were incurred to defend and settle a patent infringement claim. As a result, the CNS operating loss was $0.7 million for the quarter, an improvement of $1.0 million compared to the same quarter in the prior year.

Revenue in the OSPlant Systems (OSP) segment was $15.2 million in the fourth quarter, up 14% compared to $13.3 million in the same quarter of the prior year, on strong demand for mountings and enclosure products. Gross profit was $6.3 million, an increase of $0.3 million compared to the prior-year quarter, and gross margin was 41.8%, compared to 45.2% in the prior-year quarter. The lower gross margin resulted primarily from a shift to a lower-margin mix of products for the quarter. The Company expects demand to return to a more typical product mix. Operating expenses increased $0.6 million, reflecting ongoing investment in new products. The net result for OSP was operating income of $3.2 million, down $0.3 million versus the prior-year quarter.

ConferencePlus (CP) revenue was $11.1 million in the fourth quarter, up 7% compared to $10.4 million in the same quarter of the prior year. Gross profit increased by $0.2 million and operating expenses were $0.3 million higher, resulting in operating income of $1.4 million, a decrease of $0.2 million versus the same quarter of the prior year.

On a consolidated basis, revenue for the fourth quarter was up $11.8 million, or 31%, compared to the same quarter of the prior year. Gross profit and operating expenses each increased $1.2 million, compared to the prior-year quarter, resulting in operating income that was unchanged at $2.7 million. Operating expenses for the quarter included $1.0 million of one-time costs related to defense and settlement of a patent infringement claim and to the sale of the CNS Division. Net income during the quarter was $55.6 million, compared to net income of $2.7 million in the same quarter of the prior year. Adjusting for the tax benefit and other one-time items, non-GAAP net income during the 2011 fourth quarter was $3.4 million.

Fiscal Year 2011 Segment and Consolidated Results

The CNS segment reported revenue of $89.1 million in fiscal year 2011, up 2% compared to $87.2 million in fiscal year 2010. Gross profit increased $1.5 million for the year, while operating expenses were reduced by $2.2 million, in spite of incremental one-time costs of $0.8 million during the year for defense and settlement of a patent infringement claim. The CNS operating loss was $0.3 million for the fiscal year – an improvement of $3.8 million compared to the prior year.

Revenue in the OSP segment was $58.8 million in fiscal year 2011, up 12% compared to $52.5 million in fiscal year 2010. Gross profit was $2.6 million higher, and operating expenses were $2.4 million higher. Operating profit therefore was up $0.2 million, to $13.4 million for the year.

ConferencePlus revenue was $42.3 million in fiscal year 2011, up 1% compared to $41.7 million in fiscal year 2010. Gross profit of $20.7 million was up $0.4 million between periods, and operating expenses were virtually unchanged, resulting in an operating income of $4.9 million for the year.

On a consolidated basis, annual revenue increased by $8.7 million, or 5%, compared to fiscal year 2010. Gross profit for the year increased $4.6 million, compared to fiscal year 2010, while operating expenses decreased by $0.4 million for the year. Operating income therefore increased by $5.0 million, to $14.7 million. Including the tax benefit from the release of valuation allowance, net income was $67.9 million, up $57.6 million compared to $10.3 million in the prior year. However, non-GAAP net income for the year was $16.1 million, up $5.2 million compared to $10.9 million in the prior year.

Conference Call Information

Management will address financial and business results during Westell’s fourth quarter fiscal 2011 earnings conference call on Thursday, May 19, at 9:30 AM Eastern Time. Conference Plus, Inc. (ConferencePlus®, a Westell subsidiary, will manage Westell’s earnings conference call using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell.

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference call on May 19, he or she can press *0 for support.

If a participant does not wish to register, he or she can participate in the call on May 19, by dialing ConferencePlus at 1-888-206-4073 no later than 9:15 AM, Eastern Time and using confirmation number 29564635. International participants may dial 1-847-413-9014. Westell’s press release on earnings and related information that may be discussed on the earnings conference will be posted on the Investor Relations’ section of Westell’s website, http://www.westell.com. An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay following the conclusion of the conference until the fiscal first quarter results are released. The replay of the conference can be accessed by dialing 1-888-843-7419 or 1-630-652-3042 and entering 7702527.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband networking equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2010 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months ended March 31,			Twelve Months ended March 31,
	2011		2010	2011	2010
Revenue	$49,584		$37,823	$190,177	$181,485
Gross profit	15,362		14,139	62,288	57,689
Gross margin	31.0%		37.4%	32.8%	31.8%
Operating expenses:
Sales & marketing	4,466		4,595	18,224	17,987
Research & development	3,700		3,329	14,313	13,608
General & administrative	4,324	(1)	3,398	14,389 (3)	15,095	(2)
Restructuring	—		—	—	609	(4)
Intangibles amortization	165		163	656	641

Total operating expenses	12,655		11,485	47,582	47,940

Operating income	2,707		2,654	14,706	9,749
Other income	(15)		(42)	(16)	25
Interest (expense)	—		(1)	(5)	(5)

Income before taxes	2,692		2,611	14,685	9,769

Income taxes	52,942	(5)	115	53,251 (5)	558	(6)

Net income	$55,634		$2,726	$67,936	$10,327

Net income per common share:
Basic	$0.81		$0.04	$1.00	$0.15
Diluted	$0.79		$0.04	$0.98	$0.15

Average number of common shares outstanding:
Basic	68,542		67,308	67,848	67,987
Diluted	70,446		67,963	69,477	68,573

(1)	Includes one-time costs of $0.5 million related to the sale of CNS business to NETGEAR and $0.5 million for the defense and settlement of a patent infringement claim.
(2)	Includes a non-cash charge of $0.7 million to correct errors in stock-based compensation expense related to prior fiscal years.
(3)	Includes one-time costs of $0.5 million related to the sale of CNS business to NETGEAR and $0.8 million for the defense and settlement of a patent infringement claim.
(4)	The Company terminated approximately 50 employees primarily in the CNS and ConferencePlus segments as a cost reduction action in the first quarter of fiscal 2010.
(5)	The Company recorded a tax benefit from the release of valuation allowance against deferred tax assets. The Company determined that it is more likely than not to be able to use its deferred tax assets in the future through the generation of taxable income.
(6)	The Company recorded a $0.8 million income tax benefit derived from a refund of alternative minimum tax credits.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet

(Dollars in thousands)

(Unaudited)

	March 31, 2011	March 31, 2010
Assets:
Cash and cash equivalents	$86,408	$61,315
Short-term investments	490	—
Accounts receivable, net	24,252	17,683
Inventories	12,955	21,258
Prepaids and other current assets	8,204	4,276
Assets held for sale	4,781	—

Total current assets	137,090	104,532

Property and equipment, net	3,250	4,665
Goodwill	2,197	2,162
Intangibles, net	3,473	4,063
Deferred income taxes and other assets	56,307	6,412

Total assets	$202,317	$121,834

Liabilities and Stockholders’ Equity:
Accounts payable	$23,664	$15,195
Accrued liabilities	9,203	9,203
Deferred revenue	232	860
Liabilities held for sale	1,288	—

Total current liabilities	34,387	25,258
Deferred revenue, long-term	98	174
Other long-term liabilities	8,551	8,671

Total liabilities	43,036	34,103
Total stockholders’ equity	159,281	87,731

Total liabilities and stockholders’ equity	$202,317	$121,834

Westell Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in thousands)

(Unaudited)

	Twelve Months ended March 31,
	2011	2010

Cash flows from operating activities:
Net income	$67,936	$10,327
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,700	3,793
Stock-based compensation	1,021	1,529
Restructuring	—	609
Other, net	(50)	(141)
Deferred taxes	(54,216)	—
Changes in assets and liabilities:
Accounts receivable	(6,426)	3,349
Inventory	3,702	(812)
Accounts payable and accrued liabilities	8,953	(3,582)
Deferred revenue	(705)	(1,630)
Prepaid and other current assets	1,121	3,249
Other	193	815

Net cash provided by (used in) operating activities	24,229	17,506

Cash flows from investing activities:
Purchases of property and equipment	(785)	(948)
Purchases of short-term investments	(490)	—

Net cash (used in) provided by investing activities	(1,275)	(948)

Cash flows from financing activities:
Borrowing (repayment) of debt and leases payable	—	(43)
Proceeds from stock options exercised	2,616	4
Payment for subsidiary options tendered	(36)	—
Purchase of treasury stock	(555)	(1,429)

Net cash (used in) provided by financing activities	2,025	(1,468)

Effect of exchange rate changes on cash	114	167

Net increase in cash	25,093	15,257

Cash and cash equivalents, beginning of period	61,315	46,058

Cash and cash equivalents, end of period	$86,408	$61,315

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Three months ended March 31, 2011
	CNS	OSP	CP	Unallocated	Total

Revenue	$23,291	$15,161	$11,132	$—	$49,584
Gross profit	3,542	6,343	5,477	—	15,362
Gross margin	15.2%	41.8%	49.2%		31.0%

Operating expenses:
Sales & marketing	1,020	1,559	1,887	—	4,466
Research & development	2,068	978	654	—	3,700
General & administrative	1,134 (1)	478	1,506	1,206 (2)	4,324
Restructuring	—	—	—	—	—
Intangibles amortization	1	137	27	—	165

Operating expenses (3)	4,223	3,152	4,074	1,206	12,655

Operating income (loss)	(681)	3,191	1,403	(1,206)	2,707
Other income	—	—	—	(15)	(15)
Interest (expense)	—	—	—	—	—
Income taxes	—	—	—	52,942	52,942

Net income (loss)	$(681)	$3,191	$1,403	$51,721	$55,634

	Three months ended March 31, 2010
	CNS	OSP	CP	Unallocated	Total

Revenue	$14,110	$13,284	$10,429	$—	$37,823
Gross profit	2,829	6,004	5,306	—	14,139
Gross margin	20.0%	45.2%	50.9%		37.4%
Operating expenses:
Sales & marketing	1,579	1,339	1,677	—	4,595
Research & development	2,159	594	576	—	3,329
General & administrative	762	466	1,447	723	3,398
Restructuring	—	—	—	—	—
Intangibles amortization	1	134	28	—	163

Operating expenses (4)	4,501	2,533	3,728	723	11,485

Operating income (loss)	(1,672)	3,471	1,578	(723)	2,654
Other income	—	—	—	(42)	(42)
Interest (expense)	—	—	—	(1)	(1)
Income taxes	—	—	—	115	115

Net income (loss)	$(1,672)	$3,471	$1,578	$(651)	$2,726

(1)	Includes one-time costs of $0.5 million for the defense and settlement of a patent infringement claim.
(2)	Includes one-time costs of $0.5 million related to the sale of CNS business to NETGEAR.
(3)	Includes $0.1 million, $0.2 million and $0.4 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(4)	Includes $0.3 million, $0.2 million and $0.4 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Twelve months ended March 31, 2011
	CNS	OSP	CP	Unallocated	Total
Revenue	$89,079	$58,770	$42,328	$—	$190,177
Gross profit	15,885	25,667	20,736	—	62,288
Gross margin	17.8%	43.7%	49.0%		32.8%
Operating expenses:
Sales & marketing	4,891	5,922	7,411	—	18,224
Research & development	7,949	3,825	2,539	—	14,313
General & administrative	3,365 (1)	2,023	5,766	3,235 (2)	14,389
Restructuring	—	—	—	—	—
Intangibles amortization	5	540	111	—	656

Operating expenses (3)	16,210	12,310	15,827	3,235	47,582

Operating income (loss)	(325)	13,357	4,909	(3,235)	14,706
Other income	—	—	—	(16)	(16)
Interest (expense)	—	—	—	(5)	(5)
Income taxes	—	—	—	53,251	53,251

Net income (loss)	$(325)	$13,357	$4,909	$49,995	$67,936

	Twelve months ended March 31, 2010
	CNS	OSP	CP	Unallocated	Total
Revenue	$87,248	$52,516	$41,721	$—	$181,485
Gross profit	14,348	23,042	20,299	—	57,689
Gross margin	16.4%	43.9%	48.7%		31.8%
Operating expenses:
Sales & marketing	5,772	4,998	7,217	—	17,987
Research & development	9,024	2,339	2,245	—	13,608
General & administrative	3,244	1,998	6,075	3,778 (4)	15,095
Restructuring	414	46	149		609
Intangibles amortization	1	528	112	—	641

Operating expenses (5)	18,455	9,909	15,798	3,778	47,940

Operating income (loss)	(4,107)	13,133	4,501	(3,778)	9,749
Other income	—	—	—	25	25
Interest (expense)	—	—	—	(5)	(5)
Income taxes	—	—	—	558	558

Net income (loss)	$(4,107)	$13,133	$4,501	$(3,200)	$10,327

(1)	Includes one-time costs of $0.8 million for the defense and settlement of a patent infringement claim.
(2)	Includes one-time costs of $0.5 million related to the sale of CNS business to NETGEAR.
(3)	Includes $0.4 million, $0.8 million and $1.5 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(4)	Includes a non-cash charge of $0.7 million to correct errors in stock-based compensation expense related to prior fiscal years.
(5)	Includes $1.3 million, $1.0 million and $1.5 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.

Westell Technologies, Inc.

Reconciliation of GAAP to non-GAAP Financial Measures

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months ended March 31,			Twelve Months ended March 31,
	2011		2010	2011		2010
GAAP net income	$55,634		$2,726	$67,936		$10,327
Adjustments:
Income taxes	(53,238	)(1)	—	(53,238	)(1)	(767	)(2)
General & administrative	1,042	(3)	—	1,362	(4)	730	(5)
Restructuring	—		—	—		609	(6)

Total adjustments	(52,196)		—	(51,876)		572

Non-GAAP net income	$3,438		$2,726	$16,060		$10,899

GAAP net income per common share:
Basic	$0.81		$0.04	$1.00		$0.15
Diluted	$0.79		$0.04	$0.98		$0.15

Non-GAAP net income per common share:
Basic	$0.05		$0.04	$0.24		$0.16
Diluted	$0.05		$0.04	$0.23		$0.16

Average number of common shares outstanding:
Basic	68,542		67,308	67,848		67,987
Diluted	70,446		67,963	69,477		68,573

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. This schedule reconciles the Company’s GAAP net income to adjusted net income on a non-GAAP basis. The Company believes that these non-GAAP results provide meaningful supplemental information to investors that are indicative of the Company’s core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(1)	This amount represents the release of tax valuation allowances recorded in the current period.
(2)	This amount is a $0.8 million income tax benefit derived from a refund of alternative minimum tax credits.
(3)	This amount is $0.5 million of costs related to the sale of the CNS division to NETGEAR and $0.5 million for the defense and settlement of a patent infringement claim.
(4)	This amount is $0.5 million of costs related to the sale of the CNS division to NETGEAR and $0.8 million for the defense and settlement of a patent infringement claim.
(5)	This amount is a non-cash charge of $0.7 million to correct errors in stock-based compensation expense related to prior fiscal years.
(6)	The Company terminated approximately 50 employees primarily in the CNS and ConferencePlus segments as a cost reduction action in the first quarter of fiscal 2010.